As filed with the Securities and Exchange Commission on June 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1831554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Crandall, Esq.

Senior Vice President, General Counsel and Secretary

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copies to:

Arthur C. Hall III, Esq.

Douglas A. Neary, Esq.

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, Ohio 44114-1607

(216) 622-8200

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	(3)	(4)	(4)	—
Preferred Stock, par value $0.01 per share	(3)	(4)	(4)	—
Warrants	(3)	(4)	(4)	—
Units (2)	(3)	(4)	(4)	—
Total	(3)		$500,000,000	$50,350

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The registrant is registering securities on this Registration Statement with an aggregate offering price of $500,000,000, which aggregate offering price is not specified as to each class of security (see footnote (4)).
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of units and such indeterminate number of warrants to purchase common stock, preferred stock or units as may from time to time be issued, provided such issuances shall have an aggregate initial offering price not to exceed $500,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated June 30, 2016

PROSPECTUS

$500,000,000

FAIRMOUNT SANTROL HOLDINGS INC.

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $500,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update or amend the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is traded on the New York Stock Exchange under the symbol “FMSA.”

Investing in our securities involves a high degree of risk. Please read the risk factors discussed or incorporated by reference under the section of the prospectus captioned “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Pursuant to that procedure and under this prospectus, we may offer and sell up to a total aggregate offering price of $500,000,000:

•	Common Stock;

•	Preferred Stock;

•	Warrants; and

•	Units

The securities described above may be offered and sold in combination and in one or more offerings. Each time we offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information described under the heading “Where You Can Find More Information,” in their entirety. They contain information that you should consider when making your investment decision.

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file electronically with the SEC are available to the public free of charge at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC, at prescribed rates, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. You can also inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we subsequently file with the SEC will automatically update information in this prospectus, as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus, other than the portions of such documents that by statute, by designation in such documents, or otherwise are not deemed to be filed with the SEC or are not required to be incorporated herein by reference:

•	Annual report on Form 10-K for the year ended December 31, 2015;

•	Amended annual report on Form 10-K/A for the year ended December 31, 2015;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2016;

•	Current reports on Form 8-K filed on March 3, 2016, May 2, 2016 and May 12, 2016; and

•	The description of our common stock included under the caption “Description of Capital Stock” contained in the prospectus forming part of our Registration Statement on Form S-1 (File No. 333-198322), which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on September 30, 2014 including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered any or all of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, upon written or oral request. You may request these documents by writing to or telephoning us at the following address and number:

Corporate Secretary

Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

You should rely only on the information incorporated by reference or set forth in this prospectus, the applicable prospectus supplement, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the dates on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference herein) contains, and any accompanying prospectus supplement will contain, forward-looking statements. These statements relate to our plans, expectations, estimates and beliefs of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions and we can give no assurance that such expectations will prove to be correct. Some of the things that could cause our actual results to differ substantially from our expectations are:

•	the level of activity in the oil and gas industries;

•	the level of cash flows generated to provide adequate liquidity to meet our working capital needs, capital expenditures, and our lease and debt obligations;

•	increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand;

•	changes to leased terminal arrangements impacting our distribution network and ability to deliver our products to our customers;

•	our rights and ability to mine our properties and our renewal or receipt of the required permits and approvals from governmental authorities and other third parties;

•	decreased demand for sand-based proppants or the development of either effective alternative proppants or new processes to replace hydraulic fracturing;

•	continuing pressure on market-based pricing;

•	lower of cost or market inventory adjustments and/or obsolete inventory due to lower proppant demand from the oil and gas industry;

•	our ability to protect our intellectual property rights;

•	our ability to successfully develop and market Propel SSPTM;

•	our ability to succeed in competitive markets;

•	loss of, or reduction in, business from our largest customers;

•	our exposure to the credit risk of our customers and any potential material nonpayment, bankruptcies and/or nonperformance by our customers;

•	our transactions in, and operating subsidiaries with, functional currencies other that the U.S. dollar. We are exposed to fluctuations in the exchange rates of these currencies compared to the U.S. dollar, which is the primary currency in which we operate. These fluctuations may be significant, and may not be fully mitigated by risk management techniques such as foreign currency hedging;

•	changes in U.S. or international economic conditions, such as the recent United Kingdom vote to exit the European Union, could adversely impact our operating results;

•	fluctuations in demand for industrial and recreational sand;

•	operating risks that are beyond our control, such as changes in the price and availability of transportation, natural gas or electricity; unusual or unexpected geological formations or pressures; cave-ins, pit wall failures or rock falls; or unanticipated ground, grade or water conditions;

•	our dependence on our Wedron Silica sand-mining facility for a significant portion of our sales, which currently supplies all of our Northern White frac sand and a portion of our Industrial & Recreational sand sold into our markets;

•	the availability of raw materials to support our manufacturing of resin-coated proppants;

•	diminished access to water;

•	challenges to our title to our mineral properties and water rights;

•	our ability to make capital expenditures to maintain, develop and increase our asset base and our ability to obtain needed capital or financing on satisfactory terms, including financing for existing commitments such as future railcar deliveries;

•	the potential impairment of our property, including our mineral reserves, plant, equipment, goodwill and intangible assets as a result of continuing depressed market conditions;

•	substantial indebtedness, lease and pension obligations;

•	restrictions imposed by our indebtedness and lease obligations on our current and future operations;

•	the accuracy of our estimates of our mineral reserves and our ability to mine them;

•	substantial costs related to mines, resin coating facilities and terminals that have been closed;

•	potential disruption of our operations due to severe weather conditions, such as tornados and electrical storms, which frequently occur in areas where we operate;

•	a shortage of skilled labor and rising labor costs in the mining industry;

•	increases in the prices of, or interruptions in the supply of, natural gas and electricity, or any other energy sources;

•	our ability to attract and retain key personnel;

•	our ability to maintain satisfactory labor relations;

•	silica-related health issues and corresponding litigation;

•	our ability to maintain effective quality control systems at our mining, processing and production facilities;

•	fluctuations in our sales and results of operations due to seasonality and other factors;

•	interruptions or failures in our information technology systems;

•	failure to comply with the provisions of the Foreign Corrupt Practices Act (“FCPA”);

•	the impact of a terrorist attack or armed conflict;

•	cybersecurity breaches;

•	our failure to maintain adequate internal controls;

•	extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation);

•	our ability to acquire, maintain or renew financial assurances related to the reclamation and restoration of mining property; and

•	other factors referenced in this prospectus and any accompanying prospectus supplement, including those set forth or referenced under the caption “Risk Factors,” and in our filings with the SEC, including those set forth or discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus to conform them to actual results. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in and incorporated by reference into the section captioned “Risk Factors,” and by any cautionary language in this prospectus and any accompanying prospectus supplement. We caution you that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in documents incorporated by reference herein might not occur.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in:

•	Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015; and

•	the other risks described in any prospectus supplement or in any of the documents incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for other general corporate purposes unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectuses we have authorized relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, working capital, repayment, redemption or refinancing of debt, leases, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of possible acquisitions and satisfaction of other obligations. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of Fairmount Santrol Holdings Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Our amended and restated certificate of incorporation authorizes us to issue up to 1,850,000,000 shares of common stock, par value $0.01 per share. As of June 24, 2016, there were 161,993,134 shares of common stock outstanding, net of treasury shares, held by 62 direct registered stockholders.

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share. Each such series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination (as defined in Section 203) with any interested stockholder (as defined in Section 203) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A corporation may elect not to be subject to Section 203 of the DGCL. We have elected to not be subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things our amended and restated certificate of incorporation and amended and restated bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, shall, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled exclusively by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	at any time after the earlier to occur of (i) the close of business on the tenth business day following the date at which American Securities LLC and its affiliates no longer collectively beneficially own more than 35% of the outstanding shares of our common stock, and (ii) the close of business on the business day following public disclosure that American Securities LLC elected that the following shall occur,

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

•	provide that our bylaws may be amended by the stockholders only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);

•	provide that special meetings of our stockholders may only be called by the board of directors, (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares of our common stock);

•	provide that certain provisions of our certificate of incorporation may be amended by the affirmative vote of the holders of at least 75% of our then outstanding common stock (prior to such time, our certificate of incorporation may amended by the affirmative vote of the majority of our then outstanding common stock);

•	provide that, subject to the rights of the preferred stockholders, if any, any director may be removed only for cause and upon the affirmative vote of the holders of at least 75% of our then outstanding common stock (prior to such time, subject to the rights of the preferred stockholders, if any, any director may be removed, with or without cause, upon the affirmative vote of the holders of a majority of our outstanding common stock);

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in certain business opportunities presented to American Securities LLC or any of its officers, directors, agents, members, affiliates and subsidiaries (other than business opportunities presented to such person in his or her capacity as an officer or director of the company) and that to the fullest extent permitted by law they have no obligation to offer us those opportunities, other than opportunities relating to hydraulic fracturing proppants; and

•	provide that our bylaws can be amended or repealed by the board of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by Delaware law. Under Delaware law we may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability, indemnification and advancement of expenses provisions in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “FMSA.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements, before the issuance of the related warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplements related to the particular warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

We may issue (either separately or together with other offered securities) warrants to purchase underlying preferred stock, common stock or any combination thereof issued by us (“offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders of beneficial owners of warrants.

General

You should read the prospectus supplement for the material terms of the offered warrants, including the following:

•	The title and aggregate number of the warrants.

•	The title, rank, aggregate principal amount and terms of the underlying preferred stock or common stock purchasable upon exercise of the warrants.

•	The principal amount of underlying preferred stock or common stock that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

•	The currency or currencies, including composite currencies, in which the price of such warrants may be payable.

•	The price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants shall commence and the date on which such right will expire.

•	If applicable, the minimum or maximum amount of such warrants which may be exercised at any one time.

•	If applicable, the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security.

•	If applicable, the date on and after which such warrants and related securities will be separately transferable.

•	Any optional redemption terms.

•	Whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

•	Any other material terms of the warrants.

The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration of transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying preferred stock, common stock or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying preferred stock, common stock or any combination thereof purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying preferred stock, common stock or other combination thereof purchased upon exercise.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

No Rights as Holders of Underlying Preferred Stock or Common Stock

Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or dividends on the preferred stock, common stock or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying preferred stock or common stock.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell any combination of the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers, or through a combination of these methods.

Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. If a material arrangement with any underwriter, broker, dealer or agent is entered into for the sale of the offered securities, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If the prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

An institutional purchaser’s obligations under any contract to purchase our securities will only be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of these contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

The validity of the securities described in this prospectus has been passed upon by Calfee, Halter & Griswold LLP, The Calfee Building, 1405 East Sixth Street, Cleveland, Ohio 44114.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$50,350
Legal fees and expenses	100,000
Accounting fees and expenses	150,000
Printing expenses	100,000
Miscellaneous	50,000

Total	$450,350

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The registrant’s amended and restated certificate of incorporation limits the liability of the registrant’s directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Consequently, the registrant’s directors will not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to the registrant or its shareholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only, and will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the registrant’s directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, the registrant has entered into indemnification agreements with directors and officers. These agreements require the registrant to indemnify these individuals to the fullest extent permitted under the DGCL against liability that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The registrant may maintain liability insurance policies that indemnify the registrant’s directors and officers against various liabilities arising out of that person’s actions as the registrant’s officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterland, State of Ohio, on June 30, 2016.

FAIRMOUNT SANTROL HOLDINGS INC.

By:	/s/ Jenniffer D. Deckard
Jenniffer D. Deckard
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jenniffer D. Deckard, Michael F. Biehl, and David J. Crandall, or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of June, 2016.

Signature	Title

/s/ Jenniffer D. Deckard Jenniffer D. Deckard	President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William E. Conway William E. Conway	Director

/s/ Michael G. Fisch Michael G. Fisch	Director

/s/ Charles D. Fowler Charles D. Fowler	Director

/s/ Stephen J. Hadden Stephen J. Hadden	Director

/s/ Michael C. Kearney Michael C. Kearney	Director

/s/ William P. Kelly William P. Kelly	Director

/s/ Matthew F. LeBaron Matthew F. LeBaron	Director

/s/ Micahel E. Sand Michael E. Sand	Director

/s/ Lawrence N. Schultz Lawrence N. Schultz	Director

EXHIBIT INDEX

No.	Description

1.1	Form of Underwriting Agreement (1)

4.1	Form of Warrant Agreement (including form of Warrant Certificate) (1)

4.2	Form of Certificate of Designations for Preferred Stock (1)

4.3	Form of Unit Agreement (including form of Unit Certificate) (1)

4.4	Form of Specimen Certificate for Common Stock, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-198322), as filed with the Commission on September 26, 2014.

5.1	Opinion of Calfee, Halter & Griswold LLP (filed herewith)

23.1	Consent of Calfee, Halter & Griswold LLP (included as part of Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP

24	Powers of Attorney (included in signature page)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.